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                                                                      Exhibit 12
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                          UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES
                                RATIO OF EARNINGS TO FIXED CHARGES (a)
                               (Thousands of Dollars, Except for Ratio)
                                                                                          1991
                                                                                        Excluding
                                                                                        Special
                                 1994          1993           1992          1991         Charge         1990
                              ----------    ----------     ----------    ----------    ----------    ----------
Earnings from continuing
   operations (b)             $  958,654    $  714,639     $  728,275    $   82,929    $  641,429    $  614,076
Add (deduct) distributions
   greater (to extent less)
   than income of
   unconsolidated affiliates     (50,479)      (33,327)       (23,188)      (25,189)      (25,189)      (11,878)
                              ----------    ----------     ----------    ----------    ----------    ----------
      Total                      908,175       681,312        705,087        57,740       616,240       602,198
                              ----------    ----------     ----------    ----------    ----------    ----------

Income taxes (c):
   Federal                       428,096       427,100        369,126        54,094       340,594       327,594
   State and local                32,248        28,043          3,393        11,388        11,388        19,602
                              ----------    ----------     ----------    ----------    ----------    ----------
      Total                      460,344       455,143        372,519        65,482       351,982       347,196
                              ----------    ----------     ----------    ----------    ----------    ----------

Fixed charges:
   Interest expense including
     amortization of debt
     discount                    336,012       314,841        353,920       381,310       381,310       375,859
   Portion of rentals
     representing an interest
     factor                       48,588        39,751         39,663        42,358        42,358        40,155
                              ----------    ----------     ----------    ----------    ----------    ----------
      Total                      384,600       354,592        393,583       423,668       423,668       416,014
                              ----------    ----------     ----------    ----------    ----------    ----------

Earnings available for
   fixed charges              $1,753,119    $1,491,047     $1,471,189    $  546,890    $1,391,890    $1,365,408
                              ==========    ==========     ==========    ==========    ==========    ==========

Fixed charges - as above      $  384,600    $  354,592     $  393,583    $  423,668    $  423,668    $  416,014
Interest capitalized               1,034         1,699            315         1,684         1,684         2,052
                              ----------    ----------     ----------    ----------    ----------    ----------
      Total                   $  385,634    $  356,291     $  393,898    $  425,352    $  425,352    $  418,066
                              ==========    ==========     ==========    ==========    ==========    ==========
Ratio of earnings to
   fixed charges                     4.5           4.2            3.7           1.3           3.3           3.3
                              ==========    ==========     ==========    ==========    ==========    ==========

(a) All prior year information has been restated to reflect USPCI, Inc. as discontinued operations (See Note 2 to the Financial Statements).

(b) Before cumulative effect of changes in accounting principles of $175,226 in 1993 (See Note 3 to the
    Financial Statements).

(c) In 1993, income taxes included the impact of the adoption of SFAS 109, "Accounting for Income Taxes", and the effect of the Omnibus Budget Reconciliation Act of 1993 (See Notes 3 and 7 to the Financial Statements).

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